Exhibit 10. Material Contracts.


     The Company's 1990 Stock Option Plan and 1990 Stock Bonus Plan are incorporated by reference from the Company's definitive proxy statement filed pursuant to Regulation 14A on April 12, 1990, and the Amendment to The Rouse Company 1990 Stock Option Plan, effective as of May 12, 1994, is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1994.

     The Company's 1994 Stock Incentive Plan is incorporated by reference from the Company's definitive proxy statement filed pursuant to Regulation 14A on April 5, 1994.

     The Amended and Restated Supplemental Retirement Benefit Plan of The Rouse Company, made as of January 1, 1985 and further amended and restated as of September 24, 1992, March 4, 1994, and May 10, 1995, is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1996.

     The Contingent Stock Agreement, effective as of January 1, 1996, by the Company in favor of and for the benefit of the Holders and Representatives named therein is incorporated by reference from the Exhibits to the Company's Form S-4 Registration Statement (No. 333-1693).

     The Rouse Company Deferred Compensation Plan for Outside Directors (Amended and Restated), dated as of May 23, 1996, is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1996.

     The memorandum of agreement, dated December 19, 1996, between the Company and Mathias J. DeVito, then Chairman of the Board of the Company, is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1996.

     The employment agreement, dated May 1, 1996, between John L. Goolsby, The Rouse Company and TRC Acquisition Company I is incorporated by reference from the Company's 10-K Annual Report for the fiscal year ended December 31, 1997.

     The Company's 1997 Stock Incentive Plan is incorporated by reference from the Company's definitive proxy statement filed pursuant to Regulation 14A on April 4, 1997.

     The Rouse Company Special Option Plan, effective January 1, 1998, is incorporated by reference from the Company's Form 10-K Annual Report for the year ended December 31, 1997.

     The Asset Purchase Agreement, dated as of April 6, 1998, between TrizecHahn Centers, Inc., and The Rouse Company and Westfield America, Inc. is incorporated by reference from the Company's Current Report on Form 8-K dated August 14, 1998.

     The letter agreement, dated as of June 30, 1998, between The Rouse Company and Teachers Properties, Inc. relating to the purchase of certain of the interests in Rouse-Teachers Properties, Inc. is incorporated by reference from the Company's Form 10-Q Quarterly Report for the quarterly period ended September 30, 1998.

     The Contribution Agreement, dated as of February 1, 1999, among The Rouse Company of Nevada, Inc., HRD Properties, Inc., Rouse-Bridgewater Commons, LLC, Rouse-Park Meadows Holding, LLC, Rouse-Towson Town Center LLC, Bridgewater Commons Mall, LLC, Rouse-Fashion Place, LLC, Rouse-Park Meadows LLC, Towson TC, LLC, TTC SPE, LLC and Fourmall Acquisition, LLC is incorporated by reference from the Company's Current Report on Form 8-K dated February 10, 1999.

     The employment agreement, dated September 24, 1998, between the Company and Anthony W. Deering is incorporated by reference from the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1998.

     The Company's 1999 Stock Incentive Plan, made as of June 3, 1999 and amended and restated as of May 11, 2000, is attached.

     The letter agreement, dated July 12, 1999, between The Rouse Company and Anthony W. Deering is incorporated by reference from the Company's Form 10-Q Quarterly Report for the quarterly period ended September 30, 1999.

     The Executive Agreement, dated October 25, 1999, between The Rouse Company and Daniel C. Van Epp is incorporated by reference from the Company's 10-K Annual Report for the fiscal year ended December 31, 1999. The same Executive Agreement was entered into with Jeffrey H. Donahue, Duke S. Kassolis, Douglas A. McGregor, Robert Minutoli, Robert D. Riedy, Alton J. Scavo and Jerome D. Smalley.

All documents referred to above may be found in Commission file number 0-1743.

                               THE ROUSE COMPANY
                           1999 STOCK INCENTIVE PLAN

                   (Amended and Restated as of May 11, 2000)

                                    Purpose

     The purpose of The Rouse Company 1999 Stock Incentive Plan (the "Plan") is to advance the interests of The Rouse Company (together with all present and future subsidiaries and affiliates which meet the definition of "subsidiary" contained in Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), or any successor provision thereto, and all Non-REIT Subsidiaries, as defined in The Rouse Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and their subsidiaries and affiliates, referred to collectively as the "Company") and its stockholders by affording its directors, officers and other employees, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, with the additional incentives arising from increased opportunity for equity ownership in the Company. Awards granted under the Plan may consist of options, stock appreciation rights ("Rights") or stock awards. Awards may be granted separately or in tandem with any other type of award.

                                   ARTICLE I

                                Administration

     (a) The administrator of the Plan or any portion of the Plan (the "Administrator") shall be the Board of Directors or such committee or committees (referred to individually and in the aggregate as the "Committee") of not less than one director as may be appointed by the Board of Directors from time to time to administer all or certain portions of the Plan. The Administrator of the awards under the Plan initially shall be the Personnel Committee of the Board of Directors (the "Personnel Committee"), provided, however, that the Chief Executive Officer of the Company, serving as a one-person Committee of the Board of Directors, is authorized to make awards under Articles IV and V of the Plan with respect to an aggregate of up to 50,000 shares of Common Stock (as defined below) per year.

     (b) Subject to the express provisions of the Plan, the Administrator shall have the authority:

         (1) to determine the individuals to whom and the time or times at which awards under the Plan shall be made, the number of shares to be covered by each award and all other terms and conditions of the awards;

         (2) to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it;

         (3) to determine the terms and provisions of the respective documents evidencing awards under the Plan (which need not be identical);

         (4) except as provided in Article VII, to determine, for purposes of the Plan, the fair market value (the "Fair Market Value") at any time of a share of the Company's common stock (the "Common Stock"), such determination of Fair Market Value to be in accordance with such standard as the Administrator by rule of general application or specific determination selects as reasonably representative of the fair market value of the Common Stock, but in no case less than par value. The Fair Market Value may, but need not, be equal to the last sale price, regular way, for Common Stock for the business day immediately preceding the date the option is granted or the determination otherwise is made, as reported on the New York Stock Exchange composite tape or, if the Company's Common Stock is not traded on the New York Stock Exchange, on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, or the exchange on which the Company's Common Stock is principally traded or, if no such sale price is reported for such day, the first preceding business day for which a sale price for Common Stock is reported;

         (5) to accelerate the time in which such award may be exercised, to waive, in whole or in part, any restriction with respect to such award, including with respect to any option or Right issued under the Plan, any restriction with respect to the exercisability of such award, and to amend or modify any award in any manner not inconsistent with the terms of the Plan at the time of such amendment or modification, provided that no such modification or amendment may materially adversely affect the terms of any award without the consent of the holder thereof;

         (6) to offer to an award holder the opportunity, at such time and on such terms and conditions as the Administrator prescribes, to surrender his or her award to the Company for cancellation and to receive in consideration therefore or in lieu thereof, other awards, cash, securities of the Company or a combination thereof, as the Administrator determines; and

         (7) to make all other determinations and to take all other actions deemed necessary or advisable for the administration of the Plan.

     (c) The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable, including by telephone. A majority of its members shall constitute a quorum. All decisions of the Committee shall be made by a majority of those present, whether in person or by telephone. Any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if a written consent to such action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. The effective date of any decision shall be the actual date of the decision, unless the Committee establishes a different effective date, which may be either before or after the actual date of the decision. The Committee may appoint a secretary (who may, but need not be a member of the Committee), shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it deems advisable, including changes to the rules and regulations set forth above.

     (d) No member of the Board of Directors or the Committee shall be liable for any action or determination made under the Plan in good faith, nor for any matter as to which the Company's charter limits the liability of directors. Such members shall be entitled to indemnification and reimbursement in the manner provided in the Company's charter or bylaws and under any directors' and officers' liability insurance coverage that is in effect from time to time.

                                  ARTICLE II

                           Participation in the Plan

     (a) Except as provided in Article VII, participation in the Plan shall be limited to officers and other employees of the Company.

     (b) Directors who are not employees of the Company shall be eligible to participate in the Plan as provided in Article VII.

                                  ARTICLE III

                       Common Stock Subject to the Plan

     (a) Subject to the provisions of Sections (b), (c) and (d) of this Article, the maximum number of shares of Common Stock that may be issued under the Plan shall be 7,000,000 shares. The total number of shares of Common Stock subject to issuance under the Plan, and any balance remaining unoptioned or unawarded, shall be reserved for those purposes during the life of the Plan.

     (b) Except with respect to option grants under Article VII, the exercise or purchase price for any award shall be payable (i) in U.S. dollars in cash or by wire transfer, check, bank draft or money order payable to the Company, (ii) in the discretion of the Administrator, through the delivery of Common Stock or other securities issued by the Company with a Fair Market Value on the date the award is exercised or purchased equal to the total amount due, (iii) by a combination of the methods described in (i) and (ii), or (iv) through such other means as may be acceptable to the Administrator. No shares shall be delivered until full payment of any amount due has been made to the Company. A holder of an award shall have none of the rights of a stockholder until the shares are issued to him.

     (c) Unless the Administrator expressly determines otherwise, if the capital stock of the Company changes as a result of stock dividends, stock splits, split-ups, recapitalization or the like, proportionate adjustments shall automatically be made in the maximum number of shares of Common Stock authorized for awards under Section (a) of this Article, the number and kind of shares reserved for awards under the Plan, the number, kind and price of shares covered by outstanding awards, and the minimum number of shares as to which options and Rights shall be exercisable at any one time. Fractional shares resulting from any such adjustment shall be eliminated. Unless the Administrator expressly determines otherwise, any adjustments under this Section (c) shall be effective on the effective date of the event giving rise to such adjustment.

     (d) If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities or property (including cash) of the Company or of another corporation for any reason, including by reason of reorganization, merger, sale or transfer of all or substantially all of the Company's assets to another corporation, or exchange of shares or consolidation, the Administrator shall make appropriate adjustments in the number and kind of shares, other securities or property for which awards may be granted under the Plan, including the number and kind of shares to be covered by options granted pursuant to Article VII. In addition, the Administrator shall make appropriate adjustments in the number, kind and price of shares, other securities or property as to which outstanding awards shall be exercisable or payable. If any event giving rise to an adjustment involves an election afforded stockholders to receive cash or some security or other property, then such adjustment shall be made as if only cash were available to stockholders; the amount of cash used in determining the appropriate adjustment shall be the amount of cash per share provided by such election or such higher per share amount, if any, as the Administrator determines to be the fair market value of the security or other property available to stockholders pursuant to the election. Unless the Administrator expressly determines otherwise, any adjustment or determination made by the Administrator under this Section (d) shall be effective on the effective date of the event giving rise to such adjustment or determination and shall be conclusive when made by the Administrator.

     (e) If for any reason an award or portion of an award expires or is terminated, surrendered for any reason, canceled, forfeited or paid in cash, the number of shares of Common Stock covered by the award or portion of the award shall be restored to the number of shares available for awards under the Plan as if the award or portion of the award had never been issued. If the exercise price or the amount of taxes due with respect to any award or portion of an award is paid by the holder thereof in shares of Common Stock or by the withholding of shares of Common Stock issued or issuable in connection with such award, then the number of such shares received or withheld by the Company shall be restored to the number of shares available for awards under the Plan.

                                  ARTICLE IV

                                    Options

     The Administrator in its discretion may grant options to any individual who is eligible to participate in the Plan on such terms and conditions as it shall, in its discretion, deem advisable. Options granted under this Article IV may be either (i) options not intended to qualify under Section 422 of the Code or (ii) if permitted by the Code, incentive stock options intended to qualify under
Section 422 of the Code. Unless the Administrator, in its sole discretion, provides otherwise, the terms and conditions of option grants to employees shall include the following:

     (a) An option shall not be exercisable in whole or in part for at least one month from the date of grant.

     (b) The option exercise price per share shall be the Fair Market Value of a share of Common Stock.

     (c) An option shall vest in its entirety upon the employee's death, disability, retirement from the Company after attaining age 62 (the normal retirement age under the Company's Pension Plan) or termination of employment under circumstances specified by the Administrator (which may include a discharge without good cause, including a change of control of the Company).

     (d) An option generally shall be exercisable for not more than 10 years from the date of grant and shall be subject to earlier termination as provided in the Plan or under the terms of the option grant as established by the Administrator. An option generally shall be exercisable for the full term specified in the grant, except that an option shall be exercisable for only one year following a voluntary termination of employment other than at normal retirement or a termination of employment due to a discharge without good cause other than as a result of a reduction in force. If an employee's employment is terminated for cause, all unexercised rights under his or her option or options shall expire on the date of such termination.

     (e) An option may be exercised from time to time during the option period in whole or in part, but not as to less than 10 shares at any one time. An employee shall exercise an option in whole or in part by giving written notice to the Secretary of the Company of his or her intention to purchase such shares, specifying the number of shares and the date that the purchase is to occur.

                                   ARTICLE V

                           Stock Appreciation Rights

     The Administrator, in its sole discretion, may grant Rights to any employee who is eligible to participate in the Plan. A grant of Rights shall be evidenced by documentation containing such terms and conditions as the Administrator shall establish, including the following unless the Administrator, in its sole discretion, provides otherwise:

     (a) A Right may relate to a specific option or portion of an option and may be granted to the option holder at any time prior to the exercise of such option. The Administrator may fix such waiting periods and exercise dates for Rights as it deems appropriate, provided that generally no Right shall be exercisable prior to six months from the date of the grant of the Right or after the expiration of any option to which it relates.

     (b) A Right shall entitle the holder to receive a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the Fair Market Value on the grant date of one share of Common Stock, times (ii) the number of shares specified by the Right, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of a Right may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a Right the holder is to receive payment in shares of Common Stock, the number of shares shall be determined by dividing the amount of such payment by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     (c) A Right may be exercised by giving written notice to the Secretary of the Company. As soon as practicable following receipt of such notice, the Company shall, without transfer or issue tax, deliver to the person exercising the Right a certificate or certificates for such shares or, when so directed by the Administrator, make the required cash payment, or both. The date the Company receives written notice of an exercise is the exercise date.

                                  ARTICLE VI

                                 Stock Awards

     (a) The Administrator, at any time and from time to time, may authorize the issuance of Common Stock for past services rendered and at no cost, or for such payment as the Administrator shall determine, to any employee who is eligible to participate in the Plan. An award of Common Stock may be denominated in shares of Common Stock or stock-equivalent units, and may be paid in Common Stock, in cash, or in a combination of Common Stock and cash.

     (b) Stock awards may be granted in lieu of a cash bonus or any other compensation otherwise payable to an employee, either at the election of the Administrator or, under rules approved by the Administrator, at the election of an employee entitled to participate in the Plan.

     (c) The Administrator, in its sole discretion, shall establish the terms and conditions of all stock awards, including the employees who shall be granted stock awards, the timing of each grant, the circumstances under which an award may be forfeited, canceled or terminated, and whether Common Stock issued pursuant to an award will be restricted or unrestricted. The Administrator may permit an individual to have the Company retain or accept a sufficient number of shares of Common Stock in connection with the receipt of a stock award, the lapse of restrictions with respect to a stock award, the payment of a stock award, the sale of Common Stock or the receipt or forgiveness of a loan relating to a stock award, to satisfy the Company's tax withholding obligations or an employee's tax liabilities with respect to such transactions.

                                  ARTICLE VII

                    Stock Grants to Non-Employee Directors

     (a) Each director who is not an employee of the Company ("Non-Employee Director") and who is first elected to the Board of Directors after the effective date of this Plan shall be granted an option to purchase 5,000 shares of Common Stock on the date of his or her initial election. In addition, each Non-Employee Director shall be granted an option to purchase 1,000 shares of Common Stock, or such greater or lesser number of shares as shall be determined by the Administrator, and shall receive an award of 450 shares of Common Stock, or such greater or lesser number of shares as shall be determined by the Administrator, at the conclusion of each subsequent Annual Meeting of Stockholders if he or she continues to serve as a Non-Employee Director thereafter.

     (b) The Administrator shall establish the terms and conditions of each option granted under this Article VII, including the following:

         (1) An option generally shall be exercisable immediately.

         (2) The option exercise price per share shall be the Fair Market Value of a share of the Common Stock, which, solely for purposes of this Article VII, shall be equal to the last sale price, regular way, for Common Stock for the business day immediately preceding the date such option is granted as reported on the New York Stock Exchange composite tape or, if the Company's Common Stock is not traded on the New York Stock Exchange, on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, or the exchange on which the Company's Common Stock is principally traded, or, if no sale price is reported for such day, the first preceding business day for which a sale price for Common Stock is reported.

         (3) An option generally shall be exercisable for not more than 10 years from the date of grant.

         (4) When an option becomes exercisable, it may be exercised from time to time during the option period in whole or in part, but not as to less than 10 shares at any one time. An option holder shall exercise an option in whole or in part by giving written notice to the Secretary of the Company of his or her intention to purchase such shares, specifying the number of shares and the date that the purchase is to occur.

         (5) The option exercise price shall be payable (i) in U.S. dollars in cash or by wire transfer, check, bank draft or money order payable to the Company, (ii) through the delivery of Common Stock or other securities issued by the Company with a Fair Market Value, determined, to the extent possible, in a manner consistent with paragraph (b)(2) above, equal to the total amount due, or
(iii) by a combination of the methods described in (i) and (ii).

     (c) The award of 450 shares of Common Stock, or such greater or lesser number of shares as shall be determined by the Administrator, referred to in paragraph (a) above shall vest at the next Annual Meeting of Stockholders or, if earlier, upon death, disability or a change of control of the Company. The Administrator may permit a Non-Employee Director to have the Company retain or accept a sufficient number of shares of Common Stock in connection with the receipt of a stock award or the sale of the related Common Stock to satisfy the Non-Employee Director's tax liabilities with respect to such transactions.

                                 ARTICLE VIII

                         Amendment and Discontinuance

     The Administrator may amend, modify or discontinue the Plan or waive any of its provisions, except that no such amendment, modification, waiver or discontinuance shall revoke or alter the terms of any valid award previously granted in accordance with the Plan without the consent of the award holder.

                                  ARTICLE IX

                              Loan Authorization

     The Administrator may authorize the Company to grant loans or to guarantee loans from a third party to employees who are holders of awards in conjunction with such awards, upon such terms as the Administrator, in its sole discretion, deems appropriate.

                                   ARTICLE X

                                 Miscellaneous

     (a) The proceeds from the sale of Common Stock pursuant to the Plan shall be used by the Company for its general corporate purposes.

     (b) A holder of an award shall have none of the rights of a stockholder until the shares are issued to him.


                                  ARTICLE XI

                        Effective Date and Term of Plan

     The effective date of the Plan shall be June 3, 1999. The term of the Plan shall be 10 years, and the Plan will terminate on June 3, 2009, unless sooner terminated by the Administrator.



IN WITNESS WHEREOF, the Company has caused this Plan, as amended and restated, to be executed by its duly authorized officer and its corporate seal to be hereunto affixed effective as of the 11th day of May, 2000.


ATTEST:                            THE ROUSE COMPANY



_____________________________      By:  _______________________
David R. Schwiesow                      Anthony W. Deering
Assistant Secretary                     Chairman of the Board,
                                        President and
                                        Chief Executive Officer